Exhibit 21.1

Subsidiaries of GDC Technology Limited (Cayman)

The following table sets forth information concerning our principal subsidiaries after the Reorganization Transactions:

Subsidiaries	Place of Incorporation	Shareholding
GDC Technology Limited	British Virgin Islands	GDC Technology Limited (Cayman): 100%
GDC Digital Cinema Network Limited	British Virgin Islands	GDC Technology Limited (BVI): 100%
GDC Digital Cinema Network GG	Japan	GDC Digital Cinema Network Limited: 100%
GDC Digital Cinema Network Limited	Hong Kong	GDC Digital Cinema Network Limited: 100%
GDC Digital Cinema Network (USA), LLC	United States of America	GDC Digital Cinema Network Limited: 100%
GDC Technology Investment (USA), LLC	United States of America	GDC Technology Limited (BVI): 100%
GDC Technology of America LLC	United States of America	GDC Technology Investment (USA), LLC: 100%
GDC Technology (USA), LLC	United States of America	GDC Technology Investment (USA), LLC: 100%
GDC Technology Property USA, LLC	United States of America	GDC Technology Investment (USA), LLC: 100%
GDC Technology (Hong Kong) Limited	Hong Kong	GDC Technology Limited (BVI): 100%
GDC Digital Cinema Technology Europe SL	Spain	GDC Technology (Hong Kong) Limited: 100%
GDC Technology (Shenzhen) Limited	People’s Republic of China	GDC Technology (Hong Kong) Limited: 100%
GDC Technology (Beijing) Limited	People’s Republic of China	GDC Technology (Shenzhen) Limited
Espedeo Technology (Shenzhen) Limited	People’s Republic of China	GDC Technology (Shenzhen) Limited
GDC Technology Pte. Ltd.	Singapore	GDC Technology Limited (BVI): 100%
GDC Technology India Private Limited	India	GDC Technology Pte. Ltd.: 99%; GDC Technology (Hong Kong) Limited: 1%
GDC Technology SDN BHD	Malaysia	GDC Technology Pte. Ltd.: 99%; GDC Technology (Hong Kong) Limited: 1%